As filed with the Securities and Exchange Commission on April 23, 2025

Registration No. 333-264895

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Codere Online Luxembourg, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7 rue Robert Stümper

L-2557 Luxembourg,
Grand Duchy of Luxembourg

R.C.S. Luxembourg: B255798
+34 91354 28 19

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address and telephone number of agent for service)

Copies of all correspondence to:

Raffael Fiumara, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400 | Miami, FL 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-264895) of Codere Online Luxembourg, S.A. (the “Company”) originally filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2022, as amended (the “Registration Statement”), which registered up to 2,256,097 ordinary shares of the Company, with a nominal value of EUR 1 (the “Ordinary Shares”).

The Company is filing this Post-Effective Amendment No. 1 to withdraw and remove from registration all the unissued and unsold Ordinary Shares under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg on April 23, 2025.

Codere Online Luxembourg, S.A.

By:	/s/ Aviv Sher
	Name:	Aviv Sher
	Title:	Chief Executive Officer

By:	/s/ Oscar Iglesias
	Name:	Oscar Iglesias
	Title:	Chief Financial Officer

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